Exhibit 99.1

For Immediate Release

Contact:	Carl C. Gregory, III
President and CEO
Phone: 858-309-6961
Email: carl.gregory@mcmcg.com

ENCORE REPORTS FIRST QUARTER RESULTS

*2003 1st quarter net income increases to $8.2 million
from $0.2 million in 2002

*Net income includes $4.4 million from litigation settlement

*2003 1st quarter gross collections increase 39% to $47.1 million

San Diego, California, May 12, 2003 - Encore Capital Group, Inc. (OTCBB: ECPG.OB) announced today significantly improved results of operations for the first quarter of 2003.

During the first quarter of 2003, Encore collected $47.1 million, up from $33.8 million in the first quarter of 2002, a 39% increase. Revenue for the 2003 quarter was $28.1 million, a 54% increase over the comparable 2002 revenue of $18.2 million. Revenue as a percentage of gross collections was 60% in the 2003 quarter compared with 54% during the 2002 quarter.

Net income for the quarter was $8.2 million, up significantly from the $0.2 million earned for the 1st quarter of 2002. Earnings per share on a fully diluted basis increased to $0.44 from $0.02 for the same quarter in 2002.

As reported April 7, 2003 and April 17, 2003 in its Current Reports filed on Form 8-K, Encore’s 2003 1st quarter earnings and fully diluted earnings per share included the one time benefit of amounts received as a result of the settlement of a previously disclosed lawsuit. As a result of this settlement, the Company recorded a net pretax gain in the amount of $7.2 million, which resulted in an after tax net gain of $4.4 million or $0.23 per share on a fully diluted basis. The Company used the settlement proceeds plus cash from reserves and other internal sources to repay in full its Warehouse Facility and Securitization 99-1.

Carl C. Gregory III, President and CEO said, “Encore’s 1st quarter results were excellent and reflect the success of management’s effort to build a high quality process driven company that can achieve sustainable results. Additionally, the settlement of the litigation on favorable terms not only accomplishes important financial goals but also frees management to focus on enhancing Encore’s core business.”

On Friday, May 9, the Company filed its Quarterly Report on Form 10-Q with the SEC.

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Notes to Press Release

The statements in this press release that are not historical facts, including most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of revenues, income or loss, estimates of capital expenditures, plans for future operations, products or services, and financing needs or plans, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include:

  the Company's ability to maintain existing, and secure additional, financing;
  the Company's ability to maintain sufficient liquidity to operate our business;
  the Company's continued servicing of the receivables in our secured financing facility;
  the Company's ability to recover sufficient amounts on or with respect to receivables to fund operations (including from sellers of non-conforming receivable portfolios);
  the Company's ability to hire and retain qualified personnel to recover its receivables efficiently;
  changes in, or failure to comply with, government regulations;
  the costs, uncertainties and other effects of legal and administrative proceedings; and the costs, uncertainties and other effects of legal and administrative proceedings; and
  risk factors and cautionary statements made in the Company's Annual Report on Form 10-K as of and for the period ended December 31, 2002.

Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.